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                                                          Exhibit (4)-3
                                                          Unicom Corporation
                                                          Form S-8 File No. 333-
                               Unicom Corporation
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                               Board of Directors
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                                 July 18, 1996
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                              Amendment to By-Laws
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     RESOLVED:  That, effective July 18, 1996, the
Company's By-Laws are amended as follows:

     Section 1 of Article IV is amended by
     deleting in the second sentence the word
     "four" and inserting in lieu thereof the word
     "five".